                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ChatCom, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 ChatCom, Inc.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                              PRELIMINARY COPIES

                                 CHATCOM, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                               November 21, 1996

                                PROXY STATEMENT

               SOLICITATION, VOTING, AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished to the holders (the "Shareholders") of Common Stock, no par value (the "Common Stock"), of ChatCom, Inc., a California corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board"). The proxies solicited hereby are to be voted at the 1996 Annual Meeting of Shareholders, to be held on November 21, 1996 at the Wyndham Hotel at Los Angeles Airport, 6225 West Century Boulevard, Los Angeles, California 90045, at 10:30 A.M., and at any adjournments thereof (the "Annual Meeting"). The approximate date on which the Proxy Statement and the accompanying form of proxy (the "Proxy") are being mailed to Shareholders is October 11, 1996. Only Shareholders of record on October 7, 1996 (the "Record Date") are entitled to vote in person or by proxy at the Annual Meeting or any adjournments thereof.

     A form of Proxy is enclosed for your use. A person giving a Proxy has the power to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company, by the filing of a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The Proxy, if returned properly, executed and not subsequently revoked, will be voted in accordance with the choices made by the Shareholder with respect to the proposals listed thereon. If a choice is not made with respect to a proposal, the Proxy will be voted (i) "FOR" the approval of an amendment to the Company's Bylaws; (ii) "FOR" the election of the nominees for Director set forth herein;
(iii) "FOR" the approval of the amendments to the Company's 1994 Stock Option Plan; and (iv) "FOR" the ratification of the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal year ending March 31, 1997.

     The enclosed Proxy confers discretionary authority with respect to any other proposals which may be properly brought before the Annual Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matters are properly brought before the meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors.

     It is contemplated that the solicitation of Proxies will be primarily by mail. Should it, however, appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with Shareholders, banks, brokerage houses and others by telephone, telegraph or in person to request that Proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. In following up the original solicitation of Proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send Proxies and proxy materials to the beneficial owners of the shares eligible to vote at the Annual Meeting and will reimburse them for their expenses in so doing. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining Proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

  9600 Topanga Canyon Boulevard . Chatsworth, California 91311 . 818 709-1778

     The authorized capital of the Company consists of 25,000,000 shares of Common Stock, of which 9,202,505 shares were issued and outstanding on the Record Date. One third of the outstanding shares of Common Stock entitled to vote whether present in person or by proxy constitutes a quorum for the conduct of business at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

     Each Shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on each matter submitted to the Shareholders.
California corporation law provides the Shareholders of the Company with cumulative voting rights in certain instances. Shareholders may cumulate their votes with respect to the election of directors of the Company ("Directors") if such candidate or candidates' names have been placed in nomination prior to the voting and one or more Shareholders gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes for a nominated
Director. A Shareholder may cumulate votes by casting for the election of one nominee a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are entitled, or by distributing his votes on the same principle among as many candidates as he sees fit. If any one Shareholder gives such notice, all Shareholders may cumulate their votes for candidates in nomination. If a Proxy is marked "FOR" the election of Directors, it may, at the discretion of the Proxyholder, be voted cumulatively in the election of Directors.

     In the election of Directors, the eight (or if the amendment to the Company's Bylaws is not approved, seven) persons receiving the highest number of votes will be elected. Each of the other proposals submitted hereby, except the proposal to amend the Company's Bylaws, requires the affirmative vote of a majority of the Common Stock represented and eligible to vote at the Annual Meeting. The proposal to amend the Company's Bylaws regarding the authorized number of Directors of the Company requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote. Accordingly, abstentions from voting on any matter other than the election of Directors will have the effect of a vote "AGAINST" the proposal.

     If you hold your stock in "street name" and you fail to instruct your broker or nominee as to how to vote your stock, your broker or nominee may, in its discretion, vote your stock "FOR" the amendment to the Bylaws, "FOR" the election of the Board of Directors' nominees and "FOR" the proposal to ratify the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal year ending March 31, 1997. If, however, you fail to instruct your broker or nominee how to vote your shares of Common Stock, your broker or nominee may not, pursuant to applicable Securities and Exchange Commission rules, vote your shares of Common Stock with respect to the proposal to approve the amendments to the 1994 Stock Option Plan. This results in what is known as a "broker non-vote" on such proposals. A "broker non-vote" will have the effect of a vote "AGAINST" the proposal.


                                   PROPOSAL 1

                       AMENDMENT TO THE COMPANY'S BYLAWS

     Article III, Section 2, of the Company's Bylaws currently provides that the authorized number of Directors of the Company shall not be less than four nor greater than seven, with the exact number of Directors within this range to be established by resolution of the Board of Directors. The authorized number of Directors is currently set at seven. On September 11, 1996, the Board of Directors adopted a proposal to amend the Company's Bylaws which, if approved by the Shareholders, would provide that the authorized number of Directors shall not be less than five nor more than nine, with the exact number of Directors being fixed by the Board. The proposed amendment is set forth as Appendix A to this Proxy Statement.

     The purpose of this amendment is to allow Mr. James B. Mariner, the current President and Chief Executive Officer of the Company, to become a member of the Board of Directors, without having to remove any current Board members. Accordingly, subject to Shareholder approval of the foregoing amendment, the Board has fixed the number of directors at eight. The approval of the amendment will also provide the Board the flexibility to change the number in the future without shareholder approval, provided the number of directors remains within the specified limits. Any change in the range of authorized number of Directors would require shareholder approval.

     If the Bylaw amendment is approved, the seven current members of the Board, together with Mr. Mariner, will constitute the slate of Directors nominated for election. In the event the proposed amendment is not approved, Mr. Mariner will be removed from the slate of Directors nominated for election. The amendment requires approval by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1


                                   PROPOSAL 2

                             ELECTION OF DIRECTORS

     The authorized number of Directors of the Company is currently set at seven. If the proposed amendment to the Company's Bylaws is approved by the Shareholders, the number of Directors authorized shall be eight. The Bylaws provide that Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     Seven of the Directors nominated for re-election, Messrs. Gordon, Lubash, Lazik, Sayer, Edwards, Sigoloff and Smith have been serving as the Company's Directors since the dates indicated in their biographic summaries below. The eighth nominee for Director, Mr. Mariner, is the current President and Chief Executive Officer of the Company and has not previously served as a director of the Company. If the proposed amendment to the Company's Bylaws (Proposal 1 above) is approved by the Shareholders, all eight nominees will constitute the slate of Directors nominated for election. In the event the Bylaw amendment is not approved, Mr. Mariner will be removed as a nominee for Director. All nominees have indicated their willingness to serve. Unless otherwise instructed, Proxies will be voted "FOR" the election of all nominees. If cumulative voting is utilized, the Proxyholders will distribute the votes represented by each Proxy, unless such authority is withheld, among the seven nominees named, in such proportion as they see fit. Nominees receiving the highest number of affirmative votes cast, up to the number of Directors to be elected, will be elected as Directors. In the event that any of the nominees should be unable to serve as Director, it is intended that the Proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will be unavailable to serve as Director.

     None of the Directors, nominees for Director or executive officers was selected pursuant to any arrangement or understanding, other than with the Directors and executive officers of the Company acting within their capacities as such. There are no family relationships among any of the Directors or executive officers of the Company. Except as described below, as of the date hereof, no directorships were held by any Director with a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of
Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

     The following sets forth biographical information of the nominees for Directors of the Company and the Company's executive officers. The number of shares of Common Stock beneficially owned by nominees for Directors is set forth in the section entitled "Security Ownership of Certain Beneficial Owners and Management."

Richard F. Gordon, Jr., 66 - Chairman of the Board, Director of the Company since 1982; President of the Company from April 1982 to August 1991. President and founder of Dick Gordon Enterprises, Inc. (a marketing and promotional firm) since May 1995; President, Space Age America, Inc.(an aerospace consulting firm) from August 1991 to September 1995.

A. Charles Lubash, 64 - Director of the Company since 1982; Chairman Emeritus of the Company since June 1996; President and Chief Executive Officer of the Company from August 1991 to July 1995; Vice Chairman of the Board from July 1995 to June 1996 and Consultant to the Company from 1988 to 1991.

George L. Lazik, Ph.D, 55 - Director of the Company since 1988; consultant to the Company since March 1996; Executive Vice President of the Company from 1988 to March 1996, President of J&L Information Systems Division of the Company from 1988 to February 1996; Chief Operating Officer of the Company from April 1991 to November 1994.

Gerald R. Sayer, Ph.D, 57 - Director of the Company since July 1995; Interim
     President and Chief Executive Officer from July 1995 to March 1996; President of GL International (a consulting firm) since 1994; President and Chief Executive Officer of Developmental Sciences Corporation (an aerospace company) from 1987 to 1993; Chairman of the Board of Lear Astronics Corporation (an aerospace company) from 1988 to 1993.

James D. Edwards, 56 - Director of the Company since November 1995; President,
     Chief Executive Officer and Director, Tricord Systems, Inc. (a computer hardware manufacturer) from May 1989 to May 1995. Mr. Edwards is a director of Capital Associates, Inc. (an equipment leasing company), and Netstar, Inc. (a network hardware manufacturer), which are public companies.

Sanford C. Sigoloff, 66 - Director of the Company since February 1996; Chairman of the Board, President and Chief Executive Officer of Sigoloff & Associates, Inc. (a management consulting company) since 1989; Chief Executive Officer of LJ Hooker Corporation (a retail conglomerate company) from August 1989 to June 1992; Chairman of the Board, President and Chief Executive Officer of Wickes Companies, Inc. (a furniture retail chain) from March 1982 until 1988. Mr. Sigoloff is a director of Sun America, Inc., Kaufman and Broad Home Corporation, Wickes plc-London, England, Digital Video Systems, Inc. and Movie Gallery, Inc., all of which are public companies. Mr. Sigoloff is an adjunct full professor at the John E. Anderson Graduate School of Management at the University of California at Los Angeles.

Philip B. Smith, 60 - Director of the Company since February 1996.  Vice
     Chairman of the Board of Spencer Trask Securities Incorporated since 1991; formerly a Managing Director of Prudential Securities in its merchant bank division; founding General Partner of Lawrence Venture Associates, a venture capital limited partnership headquartered in New York City; Executive Vice President and Group Executive of the worldwide corporations group at Irving Trust Company, from 1981 to 1984. Prior to joining Irving Trust Company, Mr. Smith was at Citibank for 15 years, where he founded Citicorp Venture Capital as President and Chief Executive Officer. Since 1988, Mr. Smith also has been the managing general partner of Private Equities Partnership, L.P. Mr. Smith is a director of Movie Gallery, Inc., DenAmerica Corp., Digital Video Systems, Inc. and KLS Enviro Resources, Inc., all of which are public companies.

James B. Mariner, 56 - President and Chief Executive Officer of the Company since March 1996. President and sole shareholder of Turnaround Management Consulting, Inc. (a management consulting firm) since 1990. Chairman and Chief Executive Officer of EFX Incorporated (an audio post-production firm) from September 1991 to March 1994 and President and Chief Executive Officer of Prime Access, Inc. (a video editing firm) from June 1992 to June 1993.

James R. Spievak, 49, Secretary of the Company since 1984, Director of the
     Company from August 1988 to February 1996. Partner of Annis & Spievak, Attorneys at Law since February 1996. Shareholder of Shenas, Shaw & Spievak, A Professional Legal Corporation from 1984 to January 1996.

Russell Jackson, 45 - Senior Vice President of the Company since February 1996.
     Senior Vice President of J&L Information Systems (a former operating division of the Company) from August 1988 to February 1996.

John R. Grady, 37 - Chief Financial Officer of the Company since January 1994.
     Partner of Bogart, Elliott & Grady, Certified Public Accountants since June 1995. Employed by Deloitte & Touche from September 1987 to December 1993.

     The Board of Directors of the Company held eight meetings, and acted by unanimous written consent without a meeting five times, during the fiscal year ended March 31, 1996. No Director attended fewer than 75% of the meetings held by the Board of Directors and the committees on which he served. Prior to February 8, 1996, the entire Board of Directors performed the functions of an Audit Committee. In that capacity, the Board of Directors determined the accounting firm to be selected as independent auditors of the Company, and communicated with the independent auditors after completion of the annual audits and the rendering of their opinion as a result thereof, to discuss the auditors' comments thereon, if any, and the Company's accounting methods and procedures.

     The Executive Committee of the Board of Directors was previously composed of three directors and serves to provide advice and counsel to the Company's management. Until February 8, 1996, the Executive Committee of the Board of Directors consisted of Messrs. Gordon, Lubash and Lazik. That committee did not meet during the fiscal year ended March 31, 1996. On February 8, 1996, the Board of Directors elected an Executive Committee consisting of Messrs. Edwards, Sayer, Sigoloff and Smith and appointed Mr. Edwards as the chairman of the Executive Committee. The Executive Committee formed on February 8, 1996 held no meetings during the fiscal year ended March 31, 1996.

     The Compensation Committee is composed of three non-employee members of the Board of Directors and meets at the convenience of the Board of Directors to determine the compensation of the Company's executive officers, and to review compensation of other key employees of the Company. Prior to February 8, 1996, the Compensation Committee also served as an option committee to administer the Company's 1994 Stock Option Plan. Prior to February 8, 1996, the Compensation Committee of the Board of Directors was composed of Messrs. Gordon, Spievak and Charles Conrad, Jr. The Compensation Committee did not meet during the fiscal year ended March 31, 1996. On February 8, 1996, the Board of Directors elected Messrs. Sayer, Smith and Sigoloff to the Compensation Committee, and appointed Mr. Sayer to chair the committee. The Compensation Committee formed on February 8, 1996 did not meet during the fiscal year ended March 31, 1996.

     On February 8, 1996, the Board of Directors elected to form an Audit Committee composed of Messrs. Sigoloff, Edwards and Gordon, and an Option Committee composed of Messrs. Smith, Gordon and Edwards. These newly formed committees did not meet during the fiscal year ended March 31, 1996. The Audit Committee is chaired by Mr. Sigoloff and was formed to select the Company's independent auditors and meet with such auditors following the completion of the annual audit and the rendering of their opinion as a result thereof, to discuss the auditors' comments thereon, if any, and the Company's accounting methods and procedures. The Option Committee is chaired by Mr. Smith and was formed to administer the Company's 1994 Stock Option Plan.

     On June 5, 1996, the Board of Directors elected to form a Nominating Committee composed of Messrs. Gordon, Edwards and Lubash. Mr. Mariner currently serves as an Ex-Officio member of the Nominating Committee. The Nominating Committee's function is to identify qualified candidates for Director and propose a slate of Directors for ratification by the Board. Prior to the formation of this committee, the entire Board served as a nominating committee. It is the policy of the Board of Directors to consider as potential nominees any persons proposed by any of the shareholders, provided that such proposal is received in writing sufficiently in advance of the Annual Meeting of Shareholders to allow the Board of Directors to adequately evaluate the candidate.

     The Company pays its Directors who are not otherwise compensated by the Company for their service to the Company, a fee of $1,500 per regular quarterly board meeting attended, $750 per special meeting or meeting of a committee of the Board of Directors attended, and $400 per telephonic meeting in which they participated. Additionally, pursuant to the formula option grant provision for non-employee Directors in the 1994 Stock Option Plan, as amended, each non-employee Director is granted options to purchase 25,000 shares of Common Stock, which options vest over a two-year period, upon his initial appointment or election to the Board of Directors, and is granted options to purchase 3,000 shares of Common Stock, which options vest six months after the date of grant, upon each subsequent re-election at the annual meeting of shareholders. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant. Employee Directors receive no fees, but are eligible to receive grants of options to purchase Common Stock pursuant to the 1994 Stock Option Plan at the discretion of the Board or the Option Committee of the Board.

     During the fiscal year ended March 31, 1996, Messrs. Gordon, Sayer, Edwards, Sigoloff, Smith, Spievak and Conrad each received options to purchase 25,000 shares of Common Stock, and Messrs. Gordon, Sayer and Edwards each received options to purchase 3,000 shares of Common Stock. All such options are exercisable at a price of $2.125 per share and were granted pursuant to the formula option grant provision for non-employee Directors in the 1994 Stock Option Plan, as amended. The Company granted each of Messrs. Gordon, Conrad and Spievak options to purchase 5,000 shares of Common Stock at an exercise price of $4.13 per share pursuant to the formula option grant provision for non-employee Directors in the 1994 Stock Option Plan that was in effect at the time of that grant. The Company granted additional options to purchase 40,000 shares of Common Stock to Mr. Sayer with exercise prices ranging from $1.75 to $3.6875 per share pursuant to the terms of a consulting agreement.

     Subject to ratification of the amendments to the 1994 Stock Option Plan by the Shareholders (Proposal 3 below), the Board by resolution awarded to non-employee Directors stock options to purchase (i) 25,000 shares of Common Stock on the date in which the Director is elected or appointed as a non-employee Director, which options vest pro rata quarterly over a period of two years, (ii) 3,000 shares of Common Stock upon re-election, which options vest entirely in six months, (iii) 25,000 shares of Common Stock upon appointment as a committee chair, and (iv) 4,000 shares of Common Stock upon re-appointment as a committee chair. The options so granted will be exercisable at the market price of the Common Stock on the date of grant. Such grants of stock options to non-employee Directors by Board resolution is intended to replace the current formula grant provision of the 1994 Stock Option Plan. See "PROPOSAL 3 - AMENDMENTS TO 1994 STOCK OPTION PLAN."


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                     THE ELECTION OF NOMINEES FOR DIRECTORS


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 20, 1996, certain information regarding the beneficial ownership of the Company's Common Stock by each Director and nominee for Director, each of the named executive officers and by all Directors, nominees for Director and named executive officers of the Company as a group, and of beneficial owners of more than 5% of the Company's Common Stock.

The number of shares beneficially owned is deemed to include shares of Common Stock acquirable within sixty (60) days pursuant to the exercise of stock options and warrants and pursuant to conversion of the Company's preferred stock. Each such person has sole voting and dispositive power with respect to such shares, except as otherwise indicated and subject to community property laws where applicable.



                Name and Address                Amount and Nature of         Percent
              of Beneficial Owner               Beneficial Ownership       of Class (1)
--------------------------------------------------------------------------------------
      D.H. Blair Investment                         2,113,000   (2)           23.0%
      Banking Corporation
      44 Wall Street
      New York, NY 10005

      Strategic Growth International, Inc.            647,250   (3)            7.0%
      111 Great Neck Road, Suite 606
      Great Neck, NY 11021

      Legong Investments N.V.                         587,842   (4)            6.4%
      International Trade Center TM I 26
      Piscadera Bay, Curacao
      Netherlands Antilles

      James B. Mariner                                      0   (5)
      9600 Topanga Canyon Boulevard
      Chatsworth, CA 91311

      Richard F. Gordon, Jr.                          437,732   (6)            4.8%
      3115 Calle del Montana
      Sedona, AZ 86336

      A. Charles Lubash                               914,826   (7)           10.0%
      9600 Topanga Canyon Boulevard
      Chatsworth, CA 91311

      George L. Lazik                                 650,000   (8)            7.1%
      9600 Topanga Canyon Boulevard
      Chatsworth, CA 91311

      Gerald R. Sayer                                  60,625   (9)              *
      25481 Bootstrap Place
      Laguna Hills, CA 92653-6101

      James D. Edwards                                 18,625  (10)              *
      5415 Sunshine Canyon Road
      Boulder, CO 80302

      Sanford C. Sigoloff                               9,375  (11)              *
      3340 Ocean Park Boulevard #3050
      Santa Monica, CA 90405

      Philip B. Smith                                   9,375  (12)              *
      535 Madison Avenue
      New York, NY 10022



      Name and Address                          Amount and Nature of         Percent
      of Owner                                  Beneficial Ownership        of Class (1)
   -----------------------------------------------------------------------------------
      Russell Jackson                                 188,000   (13)           2.1%
      9600 Topanga Canyon Blvd.
      Chatsworth, CA 91311

      All Officers and Directors                    2,460,999   (14)          26.9%
      as a Group (11 Persons)

 *   Less than 1%.

(1) Shares which the person (or group) has the right to acquire within 60 days after September 20, 1996 are deemed to be outstanding in calculating the percentage ownership of the person (or group), but are not deemed to be outstanding as to any other person (or group.

(2) Includes 625,000 shares issuable upon the exercise of common stock purchase warrants.

(3) Includes 100,000 outstanding shares of Common Stock and 128,500 shares issuable upon the exercise of common stock purchase warrants owned by Richard E. Cooper, 97,250 outstanding shares of Common Stock and 121,500 shares issuable upon the exercise of common stock purchase warrants owned by Stanley Altschuler, and 200,000 options granted to Strategic Growth International, Inc. ("SGI"). Both Mr. Cooper and Mr. Altschuler are founders and principals of SGI.

(4) Represents 118,568 shares of Common Stock and 469,274 shares of Common Stock issuable upon the conversion or redemption of 52.5 shares of Series C 6% Convertible Preferred Stock, $20,000 stated value (the "Series C Preferred Stock"). The Series C Preferred Stock, together with any accrued but unpaid dividends that the Company may pay in shares of its Common Stock, is convertible into shares of the Company's Common Stock. The actual number of shares of Common Stock into which the preferred stock is convertible is variable with the conversion price of the Common Stock equal to the lesser of (a) the Market Price (as hereinafter defined) of the Common Stock on the date of issuance of the preferred stock, or (b) 75% of the Market Price of the Common Stock on the date of conversion or redemption of the Series C Preferred Stock. The Market Price of the Common Stock is equal to the average closing bid price of the Common Stock for the five trading day period immediately preceding the applicable date of issuance, conversion or redemption. The 469,274 shares is based on the assumption that the Market Price of the Common Stock at the time of issuance of the Series C Preferred Stock is less than 75% of the Market Value of the Common Stock at the time of conversion or redemption of the Series C Preferred Stock.

(5) Excludes 360,000 unvested options to purchase Common Stock. The vesting schedule of such options is variable depending upon future performance of the Company, with March 31, 1997 as the first possible date of vesting of a portion of the options.

(6) Includes 110,000 shares issuable upon the exercise of stock options. Does not include 25,000 shares issuable upon the exercise of options, which are not exercisable within 60 days.

(7) Includes 425,000 shares issuable upon the exercise of stock options and 12,500 shares issuable upon the exercise of common stock purchase warrants.

(8) Includes 225,000 shares issuable upon the exercise of stock options. Does not include 14,500 shares owned by Mr. Lazik's wife; or 12,500 shares issuable upon the exercise of common stock purchase warrants owned by Mr. Lazik's wife. Mr. Lazik disclaims beneficial ownership of the shares owned by his wife or which may be acquired upon exercise of her stock purchase warrants.

(9) Includes 58,625 shares issuable upon the exercise of stock options. Does not include 34,375 shares issuable upon the exercise of options, which are not exercisable within 60 days.

(10) Consists of 18,625 shares issuable upon the exercise of stock options. Does not include 34,375 shares issuable upon the exercise of options, which are not exercisable within 60 days.

(11) Consists of 9,375 shares issuable upon the exercise of stock options. Does not include 40,625 shares issuable upon the exercise of options, which are not exercisable within 60 days.

(12) Consists of 9,375 shares issuable upon the exercise of stock options. Does not include 40,625 shares issuable upon the exercise of options, which are not exercisable within 60 days.

(13) Consists of 188,000 shares issuable upon the exercise of stock options.

(14) Includes the 1,056,500 shares issuable upon the exercise of options and warrants described in footnotes 6, 7, 8, 9, 10, 11, 12, and 13 above. Does not include 535,000 shares issuable upon the exercise of unexercisable options described in footnotes 5, 6, 9, 10, 11 and 12 above.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's Directors and executive officers, and persons who own more than 10% of the Company's Stock, file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and Directors, the Company believes that during the fiscal year ended March 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial holders were complied with, except that Mr. Gordon was approximately eleven months late in reporting the grant of 5,000 options, approximately five months late in reporting the grant of 25,000 options, and approximately one month late in reporting the grant of 3,000 options; Mr. Sayer was approximately one month late in reporting his initial status as a director and executive officer, eight months late in reporting the grant of 2,500 options, seven months late in reporting the grant of 5,000 options, six months late in reporting the grant of 5,000 options, five months late in reporting the grant of 5,000 options, four months late in reporting the grant of 30,000 options, three months late in reporting the grant of 5,000 options, two months late in reporting the grant of 8,000 options, and one month late in reporting the grant of 5,000 options; Messrs. Lubash and Lazik were approximately one month late in reporting their year end beneficial ownership; Mr. Conrad was approximately five months late in reporting the grant of 25,000 options; Mr. Spievak was approximately twelve months late in reporting the grant of 5,000 options, ten months late in reporting the sale of 5,000 shares of Common Stock, and five months late in reporting the grant of 25,000 options; Mr. Edwards was approximately nine months late in reporting his initial status as a director of the Company, four months late in reporting the grant of 25,000 options, and one month late in reporting the grant of 3,000 options; Messrs. Sigoloff and Smith were approximately two months late in reporting their initial status as directors of the Company, and Mr. Jackson was approximately three months late in reporting his initial status as an executive officer of the Company and approximately one month late in reporting his year-end beneficial ownership.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain summary information concerning the annual and long-term compensation for all services rendered to the Company in all capacities for the fiscal years ended March 31, 1996, 1995 and 1994 of (i) all persons who served as Chief Executive Officer of the Company during the fiscal year ended March 31, 1996 and (ii) each of the other executive officers of the Company whose total annual salary and bonus for the fiscal year ended March 31, 1996 exceeded $100,000. (The Chief Executive Officers and the other named executives are collectively referred to as the "Named Executives.")

                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                                         Annual Compensation        Compensation
                                                 -----------------------------------------------
                                                                           Other     Securities
                                                                          Annual     Underlying
Name/Principal                             Fiscal                         Compen-      Options
Position                                    Year      Salary*     Bonus   sation        /SARs
------------------------------------------------------------------------------------------------
James B. Mariner,                            1996      $  9,520     -0-       -0-        360,000
President and Chief Executive Officer (1)

Gerald R. Sayer,                             1996      $ 86,250     -0-       -0-         68,000
Interim President and Chief Executive
Officer (2)

A. Charles Lubash,                           1996      $150,000     -0-       -0-            -0-
President, Chief Executive Officer and       1995      $150,000     -0-       -0-       425,000 (4)
Vice Chairman (3)                            1994      $205,877     -0-       -0-            -0-

George L. Lazik, Ph.D.,                      1996      $130,000     -0-       -0-            -0-
Executive Vice President (5)                 1995      $130,000     -0-       -0-       225,000 (6)
                                             1994      $200,877     -0-       -0-            -0-

Russell Jackson,                             1996      $145,000     -0-       -0-         83,000
Senior Vice President                        1995      $130,000     -0-       -0-         30,000
                                             1994      $115,000     -0-       -0-         60,000


Ernest Holland,                              1996      $114,620     -0-       -0-          3,000
Vice President of Sales (7)                  1995      $115,875     -0-       -0-            -0-
                                             1994      $ 67,338     -0-       -0-            -0-

 *  Includes accrued vacation salary

(1) Mr. Mariner began service as President and Chief Executive Officer of the Company on March 11, 1996.

(2) Mr. Sayer served as interim President and Chief Executive Officer of the Company from July 1995 to March 1996. Mr. Sayer also served on the Board of Directors during this period and the table above includes options to purchase 28,000 shares of Common Stock granted for Mr. Sayer's service as a director.

(3) Mr. Lubash was President and Chief Executive Officer of the Company from August 1991 until July 1995. From July 1995 to June 1996, Mr. Lubash served as Vice Chairman of the Board of Directors.

(4) Represents the extension of the exercise terms of options originally granted in 1992. 225,000 of the options were originally issued in consideration for Mr. Lubash's personal guarantee of the Company's bank loan and other obligations. 200,000 of the options vested under Mr. Lubash's employment agreement with the Company for attaining certain sales goals set forth therein.

(5)  Mr. Lazik served as Executive Vice President of the Company until March
     1996.

(6) Represents the extension of the exercise terms of options originally granted in 1992. 25,000 of the options were originally issued in consideration for Mr. Lazik's personal guarantee of the Company's bank loan and other obligations. 200,000 of the options vested under Mr. Lazik's employment agreement with the Company for attaining certain sales goals set forth therein.

(7)  Mr. Holland was hired by the Company in July 1993.

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

     In March 1996, the Company employed James B. Mariner as President and Chief Executive Officer pursuant to a letter agreement. The agreement provides for annual cash compensation of $165,000, a cash bonus of up to $50,000 for the year ending March, 31 1997 and the grant of options to purchase 360,000 shares of the Company's Common Stock which expire on March 7, 2003. The cash bonus will be determined based on the Company achieving certain predetermined revenue and profit goals. The stock options vest at a rate of 120,000 options per year if all revenue and profit goals are achieved and any options that remain unvested at March 31, 1999 due to failure to meet such goals shall vest pro-rata over the following three years. Pursuant to the agreement, Mr. Mariner is an "at-will" employee of the Company.

     In April 1994, the Company entered into employment agreements (the "Agreements") with A. Charles Lubash, (who was the Company's President and Chief Executive Officer until July 1995 and the Company's Vice Chairman from July 1995 to June 1996), and George L. Lazik (who was the Company's Executive Vice President until March 1996). The Agreements were both for three-year terms, unless sooner terminated in accordance with their respective terms. The Agreements provided for an annual base salary level of $150,000 for Mr. Lubash and $130,000 for Mr. Lazik. The Agreements also provided that cash and/or stock option bonuses could be awarded at the discretion of the Board of Directors for each fiscal year during the Agreements' terms, to both Mr. Lubash and Mr. Lazik. No stock options or bonuses were awarded to either officer for fiscal years 1996 or 1995. Effective March 31, 1996, the Company renegotiated its employment agreement with Mr. Lazik. Pursuant to the terms of the amended agreement, Mr. Lazik will serve as a consultant to the Company until September 30, 1997 and receive base compensation of $80,000 and $50,000 for the year ended March 31, 1997 and the six months ended September 30, 1997, respectively. During the eighteen months term of Mr. Lazik's consulting contract, Mr. Lazik will receive $600 per month as an expense allowance, and the Company will pay health, vision and dental insurance premiums for Mr. Lazik and his spouse.

     Effective as of August 14, 1995, the Company entered into a consulting agreement (the "Consulting Agreement") with Gerald R. Sayer, Ph.D., pursuant to which Mr. Sayer served as President and Chief Executive Officer of the Company for approximately three days per week. The Consulting Agreement provided for compensation of $1,200 per day and the grant of options to acquire 5,000 shares of Common Stock per month for each month during the term of the Consulting Agreement. The options granted to Mr. Sayer are exercisable for three years from the date of grant at an exercise price equal to the market price of the Common Stock on the date of grant and are fully vested upon the date of grant. The Consulting Agreement was terminated on March 8, 1996.

     In April 1993, the Company entered into an employment agreement with Russell Jackson, who is currently a Senior Vice President of the Company. The Company's agreement with Mr. Jackson, as amended (the "Jackson Agreement"), had a term of three years, beginning April 1, 1993, and ending March 31, 1996. The Jackson Agreement provided for a base salary of $115,000 for the first year, $130,000 for the second year, and $145,000 for the third year. Mr. Jackson's employment has continued after March 31, 1996 on an "at-will" basis, with the same compensation terms as those contained in his prior agreement until either he or the Company provides written notification of termination to the other.

     The Jackson Agreement provides him the opportunity to earn cash bonuses for each fiscal year during the agreement's term in the amount of 3% of the Company's net pre-tax profits, after all salary and salary adjustments. In no event, however, can the amount of the cash bonus exceed $150,000 for any one fiscal year. The Jackson Agreement also provided for the issuance on April 1, 1993, of options to purchase 20,000 shares of the Company's Common Stock at a price of $3.00 per share, the issuance on April 1, 1994 of options to purchase 20,000 shares of the Company's Common Stock at a price of $4.00 per share and the issuance on April 1, 1995 of options to purchase 20,000 shares of the Company's Common Stock at a price of $5.00 per share.

COMPENSATION OF DIRECTORS

     The Company pays its Directors who are not otherwise compensated by the Company for their service to the Company, a fee of $1,500 per regular board meeting attended, $750 per special meeting or meeting of a committee of the Board of Directors attended, and $400 per telephonic meeting in which they participated. Employee directors receive no fees.

     The Company's 1994 Stock Option Plan provides for the grant of a fixed amount of options to each Director who is not an employee of the Company. The formula option provision covering grants to non-employee Directors provides for the grant of options to purchase 25,000 shares of Common Stock to each person who was a non-employee Director of the Company on November 13, 1995 and to any person elected or appointed as a non-employee Director subsequent to that date. Additionally, the formula provision provides for the grant of options each year thereafter to purchase 3,000 shares of Common Stock to each non-employee upon re-election as a Director at the annual meeting of shareholders. All options granted pursuant to the formula provision are exercisable for a period of ten years, with an exercise price equal to the closing price of the Company's Common Stock on the date of grant. On April 1, 1995, options to purchase 5,000 shares of Common Stock were granted to each of the Company's three then non-employee directors at an exercise price of $4.03 per share pursuant to the formula provision of the Company's 1994 Stock Option Plan that was in effect at the time of that grant.

     During the fiscal year ended March 31, 1996, Messrs. Gordon, Sayer, Edwards, Sigoloff, Smith, Spievak and Conrad each received options to purchase 25,000 shares of Common Stock, and Messrs. Gordon, Sayer and Edwards each received options to purchase 3,000 shares of Common Stock. All such options are exercisable at a price of $2.125 per share and were granted pursuant to the formula option grant provision for non-employee Directors in the 1994 Stock Option Plan, as amended. The Company granted each of Messrs. Gordon, Conrad and Spievak options to purchase 5,000 shares of Common Stock at an exercise price of $4.13 per share pursuant to the formula option grant provision for non-employee Directors in the 1994 Stock Option Plan that was in effect at the time of that grant. The Company granted additional options to purchase 37,500 shares of Common Stock to Mr. Sayer with exercise prices ranging from $1.75 to $3.6875 per share pursuant to the terms of a consulting agreement.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options during the fiscal year ended March 31, 1996, to the Named Executives:

                     Option Grants in Fiscal Year 1996 (1)
                     -------------------------------------

                                               Percent of
                                             Total Options/
                                              SARs Granted     Exercise or
                            Options/ SARs     to Employees      Base Price     Expiration
Name                         Granted (#)       In FY 1996       Per Share         Date
------------------------------------------------------------------------------------------
James B. Mariner               360,000 (2)          65%           $1.875        Mar. 4, 2003

Gerald R. Sayer                 68,000 (3)          13%             (3)             (3)

A. Charles Lubash                  -0-               0%             N/A             N/A

George L. Lazik, Ph.D.             -0-               0%             N/A             N/A

Russell Jackson                 83,000              16%           $2.125        Feb. 7, 2001

Ernest Holland                   3,000               *            $2.125        Feb. 7, 2001

-------------------------

 *   Less than 1%.

(1) The Company has no plans pursuant to which stock appreciation rights may be granted.

(2) The stock options vest at a rate of 120,000 options per year if all revenue and profit goals are achieved and any options that remain unvested at March 31, 1999 due to failure to meet such goals shall vest pro-rata over the following three years.

(3) Consists of options granted pursuant to the formula option plan for non-employee Directors and pursuant to the terms of a consulting agreement. The exercise terms of the options are as follows:


                                         Number of        Exercise            Expiration
               Description                 Options          Price                 Date
      --------------------------------------------------------------------------------------
         Formula Options                  25,000           $2.125          Nov. 12, 2005
         Formula Options                   3,000           $2.125           Feb. 7, 2006
         Consulting Options                2,500           $3.687          Jul. 30, 1998
         Consulting Options                5,000           $3.625          Aug. 30, 1998
         Consulting Options                5,000           $3.250         Sept. 29, 1998
         Consulting Options                5,000           $2.125          Oct. 30, 1998
         Consulting Options                5,000           $2.125          Nov. 29, 1998
         Consulting Options                5,000           $1.750          Dec. 30, 1998
         Consulting Options                5,000           $2.625          Jan. 30, 1999
         Consulting Options                5,000           $1.750          Feb. 28, 1999
         Consulting Options                2,500           $2.500          Mar. 31, 1999
                                 ------------------
                                          68,000

     The following table provides information with respect to the exercise of options during the fiscal year ended March 31, 1996 by the Named Executives, and unexercised options held by such Named Executives as of March 31, 1996.


                                  Aggregated Option Exercises in Fiscal Year 1996
                                      and Fiscal Year End Option Values (1)
------------------------------------------------------------------------------------------------------------------
                                                                                    Value of
                                                      Number of Unexercised         Unexercised In-the-Money
                      Shares                          Options @ 3/31/96             Options @ 3/31/96(2)
                      Acquired       Value        ----------------------------------------------------------------
                      on Exercise    Realized                     Unexer-                               Unexer-
Name                      (#)           ($)       Exercisable     cisable           Exercisable         cisable
------------------------------------------------------------------------------------------------------------------
James B. Mariner          -0-        N/A                -0-         360,000               -0-            $225,000

Gerald R. Sayer           -0-        N/A             49,375 (3)      18,625          $ 14,766            $  6,984

A.Charles Lubash          -0-        N/A            425,000 (4)        -0-           $807,500               N/A

George L. Lazik           -0-        N/A            225,000 (5)        -0-           $427,500               N/A

Russell Jackson           -0-        N/A            188,000            -0-           $ 41,025               N/A

Ernest Holland            -0-        N/A              3,000            -0-           $  1,125               N/A
------------------------------

(1) The Company has no plans pursuant to which stock appreciation rights may be granted.

(2) Value of unexercised "in-the-money" options is the difference between the market price of the Company's Common Stock on March 31, 1996 ($2.50 per share), and the exercise price of the option, multiplied by the number of shares subject to the option.

(3) Includes options to purchase 28,000 shares of Common Stock granted pursuant to the formula plan provision of the 1994 Stock Option Plan for Mr. Sayer's service as a member of the Board of Directors.

(4) 225,000 of the options were issued in consideration for Mr. Lubash's personal guarantee of the Company's bank loan and other obligations. 200,000 of the options vested under Mr. Lubash's employment agreement with the Company for attaining certain sales goals set forth therein.

(5) 25,000 of the options were issued in consideration for Mr. Lazik's personal guarantee of the Company's bank loan and other obligations. 200,000 of the options vested under Mr. Lazik's employment agreement with the Company for attaining certain sales goals set forth therein.

1994 STOCK OPTION PLAN

     On August 31, 1994, the Board of Directors adopted the 1994 Stock Option Plan (the "1994 Plan"). On November 22, 1994, the Shareholders of the Company ratified the 1994 Plan at the annual meeting of Shareholders. The 1994 Plan provides for the issuance of up to 2,000,000 shares of the Company's Common Stock upon the exercise of options granted to employees, Directors and consultants of the Company. Under the terms of the 1994 Plan, options granted to employees thereunder will be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Internal Revenue Code of 1986, as amended, to the extent that the fair market value of the Common Stock underlying any individual grant, as determined at the time of grant, does not exceed $100,000. Additionally, the 1994 Plan allows the Board of Directors to grant options which do not qualify as incentive stock options ("Non-Qualified Options") to non-employee Directors and consultants to the Company, as well as employees.

     The employees of the Company who are eligible to receive grants of options under the 1994 Plan are those key employees who are from time to time responsible for the management, growth, and protection of the business of the Company. Officers and Directors of the Company who are also employees of the Company are eligible to receive grants of ISOs under the 1994 Plan. No employee may be granted an ISO if the employee, at the time the option is granted, owns shares of the Company's Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the option is granted to such person with an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant. Any ISO granted to an employee who owns more than 10% of the Company's Common Stock may not be exercised until after the expiration of 5 years from the date the option is granted.

     The 1994 Plan is administered by an Option Committee of the Board of Directors (the "Committee"), which has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; the periods during which each option will be granted; and the number of shares subject to each option. The Committee has full authority to interpret the 1994 Plan and to establish and amend rules and regulations relating thereto.

     As of September 20, 1996, options to purchase an aggregate of 1,420,850 shares of Common Stock were outstanding under the 1994 Stock Option Plan. These include outstanding options granted to officers and Directors to purchase an aggregate of 1,174,000 shares of Common Stock at exercise prices ranging from $1.67 to $5.00 per share. As of September 20, 1996, options to purchase 897,500 shares were vested. Options to purchase 360,000 shares will vest over the next seven fiscal years, the timing of which is dependent upon the performance of the Company. Additionally, options to purchase 358,335 shares, 95,833 shares and 83,332 shares will vest over the remainder of the fiscal year ending March 31, 1997, and the fiscal years ending March 31, 1998 and 1999, respectively.

        CERTAIN TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The Company paid finder's fees of $150,000 and $125,000 to Maximum Partners, Ltd. relating to private placements of the Company's preferred stock in March and May, 1996, respectively. A principal of Maximum Partners, Ltd. is the son of the Mr. Lubash, who is a Director of the Company.

     James R. Spievak, a former director and the Secretary of the Company, is a principal in the law firm of Annis & Spievak and was senior shareholder in the law firm of Shenas, Shaw & Spievak, a Professional Corporation until February 1996. Each of these firms have performed legal services for the Company during the last two years. For the year ended March 31, 1996, the fees related to services provided to the Company by Annis & Spievak and Shenas, Shaw & Spievak were $10,101 and $236,839, respectively. For the year ended March 31, 1995, the fees related to services provided to the Company by Shenas, Shaw & Spievak were $238,756.

     In November 1994, the Company entered into an investor relations consulting agreement with Strategic Growth International, Inc. ("SGI"). The agreement was for a period of one year and provided for cash compensation of $6,750 per month. Options to purchase 200,000 shares of Common Stock were also issued pursuant to the terms of the agreement. In March 1995, the Company paid SGI $40,000 in finder's fees relating to a private placement of Common Stock and warrants of the Company. In August 1995, the agreement between the Company and SGI was replaced with an agreement expiring on January 1, 1997. The replacement agreement provides for a monthly fee of $11,600 and for SGI to provide additional services to the Company, including merger and acquisition consulting services, capital financing consulting services and services relating to the introduction of the Company's products to potential customers.

                                   PROPOSAL 3

                    AMENDMENTS TO 1994 STOCK OPTION PLAN

     The third proposal to be acted upon at the Annual Meeting relates to certain amendments (the "Plan Amendments") to the Company's 1994 Stock Option Plan which would (i) eliminate the formula option grant system and (ii) provide the Board with more flexibility in amending the 1994 Option Plan in the future. The Board Management believes that the proposed amendments will provide it with increased flexibility in administering the 1994 Plan while complying with recent changes in the rules promulgated under the Exchange Act). The proposed amendments are set forth as Appendix B to this Proxy Statement and the 1994 Plan is described under "Executive Compensation -- 1994 Stock Option Plan."

     The Securities and Exchange Commission recently adopted comprehensive amendments to the rules which set forth the requirements for stock option grants to company insiders to be exempted from the short-swing profits provisions of the Exchange Act. The new Rule 16b-3 (the "New Rule") substantially simplifies and eliminates many of the requirements under its old counterpart (the "Old Rule"). Under the Old Rule any awards of stock options to a Director who was a member of the Board committee that administered the 1994 Option Plan were required to be made pursuant to a fixed formula. In accordance with the Old Rule, Section 6.13 of the 1994 Plan (the "Formula Provision") currently provides that each non-employee Director shall automatically receive formula options to purchase (i) 25,000 shares of Common Stock on the date in which he is elected or appointed as a non-employee Director, which options vest pro rata quarterly over a period of two years, and (ii) 3,000 shares of Common Stock upon re-election, which options vest entirely in six months. The options so granted are exercisable at the market price of the Common Stock on the date of grant.

     Because the New Rule obviates any need for a formula option provision, the Board, on September 11, 1996, proposed amendments eliminating the Formula Provision and any reference thereto in the 1994 Plan. In place of the Formula Provision will be a program that has been approved by resolution of the Board and which will be administered by the Board or a committee of the Board composed of non-employee Directors. The Board currently intends such program (the "Program") to provide for (i) materially equivalent option grants as that of the Formula Provision to all non-employee Directors upon their election, appointment and re-election ("Non-Employee Director Grants"), and (ii) a similarly fashioned formula option system which will grant to each non-employee Director who is a chairman of a committee of the Board of Directors additional options to purchase 25,000 shares of Common Stock upon appointment as a chairman of each such committee and 4,000 shares of Common Stock upon re-appointment as committee chair each year thereafter ("Committee Chairman Grants"). Although the terms of the Program will neither be provided in the 1994 Plan nor in any other plan, and such grants under the Program will be at the Board's discretion, the Board has no reason to believe that option grants under the Program will not be substantially as set forth above. Furthermore, the Board or a committee thereof may at its discretion from time to time grant additional stock options to outside Directors to reflect their contribution to the Company.

     The Board believes that stock option grants made pursuant to the Program will enable the Company to attract and retain qualified non-employee Directors, adequately compensate the chairmen of the Board committees and allow for greater flexibility in the Board's administration of stock option awards to non-employee Directors without the rigid application of the fixed formula limitations imposed under the Old Rule. Pursuant to the Program, the Board, subject to approval by the Shareholders of the amendments to the 1994 Option Plan, has unanimously approved on September 11, 1996 the grant of stock options to purchase (i) 25,000 shares of Common Stock to each non-employee Director upon his initial election to the Board, (ii) 3,000 shares of Common Stock to each non-employee Director upon his re-election to the Board, (iii) 25,000 shares of Common Stock to the chairman of each of the Board Committees, and (iv) 4,000 shares of Common Stock to the chairman of each of the Board Committees upon their re-appointment. Under the Program, options for Non-Employee Director Grants related to the initial election or appointment of a Director will be exercisable at the market price of the Common Stock on the date of election or appointment and (assuming the Director continues to serve as a Director) shall vest pro rata quarterly over a period of two years. Non-Employee Director Grants related to the re-election of a Director will be exercisable at the market price of the Common Stock on the date of re-election, will be fully vested on the date of re-election, but may not be exercised within six months of the date of re-election. Options for Committee Chairman Grants will have an exercise price of $2.5625 for each Director who was a committee chairman on September 11, 1996 (Messrs. Edwards, Sayer, Sigoloff, Gordon and Smith). Other Committee Chairman Grants will be exercisable at the market price of the Common Stock on the date of appointment or re-appointment. Options for Committee Chairman Grants will vest on the date of grant but may not be exercised within six months of the date of grant. Currently, Messrs. Edwards, Sayer, Sigoloff, Gordon and Smith are the Chairmen of the Executive, Compensation, Audit, Nominating and Option Committees, respectively.

     Because such amendment might be deemed to materially increase benefits to Directors participating in the 1994 Plan, the Board determined to seek approval of the amendment by the Shareholders.

    Options granted under the 1994 Plan pursuant to the Program will be subject to the following restrictions, among others: (i) options will expire no later than 10 years after the date of grant; (ii) the exercise price for the shares may not be less than the fair market value of such shares on the date of grant of the option, and such price must be paid in full at the time of exercise in any combination of cash or stock of the Company; (iii) no option, even if vested, will be exercisable within six months of the date of grant of such option; and (iv) options are not transferable during the lifetime of the option holder.

     Non-employee Directors who receive options under the Program will be subject to taxation under federal tax law upon exercise of such options on the spread between the fair market value of the Common Stock on the date of exercise and exercise price of such options. This spread is treated as ordinary income to the non-employee Directors, and the Company is permitted to deduct as an employee expense a corresponding amount. Such options are nonstatutory options and do not give rise to a tax preference item subject to the alternative minimum tax.

     The second area of amendment relates to the amendment provision of the 1994 Plan. Section 9 of the 1994 Plan currently provides the Board with full authority to amend the 1994 Plan with the proviso that any action that either
(i) materially increases the maximum aggregate number of shares of Common Stock issuable pursuant to the 1994 Plan, (ii) materially increases the benefits accruing to plan participants, or (iii) materially modifies the eligibility requirements for plan participants, requires shareholder approval. These shareholder-approval provisions are explicit requirements of the Old Rule and can be dispensed with under the New Rule to provide increased flexibility to the Board in its administration of the 1994 Plan. Subject to Shareholder approval, the Board has unanimously adopted the elimination of the above shareholder-approval provisions in the 1994 Plan. Section 9, as amended, is set forth in Appendix B to this Proxy Statement.

    The amendment to Section 9 of the 1994 Plan would allow the Board, subject to the restrictions under applicable rules of the National Association of Securities Dealers, Inc. and the Internal Revenue Code of 1986, as amended, and the regulations thereunder, to increase the number of shares of Common
Stock subject to the 1994 Plan and to make other changes to the 1994 Plan (including additional changes to conform to the New Rule) without the need for additional shareholder approval. Approval of the Plan Amendments requires the affirmative vote of a majority of the shares of Common Stock represented and eligible to vote at the Annual Meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3

                                   PROPOSAL 4

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The auditors of the Company are Deloitte & Touche, L.L.P., Certified Public Accountants, 1000 Wilshire Boulevard, Los Angeles, California 90017-2472. Deloitte & Touche has performed audit services for the Company since its appointment in 1990, which have consisted of the examination of the financial statements of the Company and assistance and consultation in connection with filings with the Securities and Exchange Commission. Deloitte & Touche has also provided tax advice to the Company. All professional services rendered by Deloitte & Touche during fiscal year 1996 were furnished at customary rates and terms.

     Representatives of Deloitte & Touche will be present at the Annual Meeting to respond to appropriate questions and to comment, if they so desire, on the Company's financial statements.

     The Board of Directors has appointed Deloitte & Touche as the Company's auditors for the current fiscal year, and the Shareholders are being asked to ratify such appointment. The affirmative vote of the holders of at least a majority of the outstanding shares of the Company's stock represented and voting at the Annual Meeting will be required for passage of the proposal.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4

                             SHAREHOLDER PROPOSALS

     It is anticipated that the 1997 Annual Meeting of Shareholders will be held on or about October 5, 1997. Proposals of Shareholders intended to be included in the proxy materials for the 1997 Annual Meeting of Shareholders must be received by the Secretary of the Company, 9600 Topanga Canyon Boulevard, Chatsworth, California 91311, by May 5, 1997.

                                 ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended March 31, 1996, accompanies this Proxy Statement. The Annual Report contains the financial statements of the Company and the report thereon of Deloitte & Touche, the Company's independent auditors.

     SHAREHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED MARCH 31, 1996, BY WRITING THE COMPANY AT 9600 TOPANGA CANYON BOULEVARD, CHATSWORTH, CALIFORNIA 91311 (ATTN: JAMES B. MARINER, PRESIDENT AND CHIEF EXECUTIVE OFFICER).


                                 OTHER BUSINESS

     The Board of Directors knows of no other business which may come before the Annual Meeting other than stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the Proxyholders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors, and authority to do so is included in the Proxy.

Dated at Chatsworth, California, this 9th day of October, 1996.

                                         By Order of the Board of Directors


                                         Richard F. Gordon, Jr.
                                         Chairman of the Board

APPENDIX A
----------

  "Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The number of directors of the corporation shall not be less than five (5) nor more than nine
(9). The exact number of directors shall be eight (8) until changed, within the limits specified above, by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number or the minimum number of Directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one."

APPENDIX B
----------

  Sections 6.13 and 9 of the 1994 Stock Option Plan as currently in effect:

  "6.13 FORMULA OPTIONS. Each person who is a non-employee Director of the
        ---------------
Company on November 13, 1995, the effective date of the Plan, as amended, and each person who thereafter is elected or appointed as a non-employee Director shall automatically receive a Formula Option to purchase: (i) 25,000 shares of Stock ("Initial Formula Options"), subject to adjustment as provided in this Plan, on the effective date of this Plan, as amended, or on the date thereafter upon which such person first is elected or appointed as a non-employee Director; and (ii) thereafter, on the date of each annual Stockholders meeting at which the Director is re-elected to the Board, 3,000 shares of Stock ("Re-Election Formula Options"), subject to adjustment as provided in this Plan. Formula Options will have an Option Price equal to the Fair Market Value of the Stock as of the date of such grant, which in this case of Re-Election Formula Options shall be the date of the Company's annual stockholders meeting at which the Director is re-elected. Subject to earlier termination as provided elsewhere in this Plan, each option shall expire ten (10) years from the date the option was granted. Initial Formula Options will vest pro rata quarterly over a two-year period and Re-Election Formula Options will vest entirely six months after the date of grant. For purposes of vesting of Formula Options, service as a non-employee Director prior to the date of grant shall be counted in calculating vesting (e.g., Initial Formula Options granted to a Director who had served on
         ----
the Board for 18 months prior to the date of grant would be immediately vested as to 75% of such Options with the remaining Options vesting pro rata over the next two quarters). No option, even if vested, will be exercisable within six months of the date of grant of such option. Except as otherwise specifically provided in this Section 6.13, the terms of this Plan will apply to all Formula Options granted pursuant to this Section 6.13; provided, however, that neither the Board nor the Committee shall exercise any discretion with respect to the formula options."


  "9.    AMENDMENT AND DISCONTINUANCE
        ----------------------------

  The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose and provided further that no action may, without the approval of the stockholders of the Company, materially increase (other than by reason of an adjustment pursuant to Section 5.2 hereof) the maximum aggregate number of shares of Option Stock in the Option Pool that may be issued under Options granted pursuant to this Plan or materially increase the benefits accruing to Plan Participants or materially modify eligibility requirements for the Participants; provided further, that the provisions of Section 6.13 hereof may not be amended more often than once during any six (6) month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder. Moreover, no such action may alter or impair any Option previously granted under this Plan without the consent of the holder of such Option."

     Sections 6.13 and 9 of the 1994 Stock Option Plan as proposed to be amended:

     "6.13.    (Reserved)"

     "9.       AMENDMENT AND DISCONTINUANCE
               ----------------------------

     The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose. Moreover, no such action may alter or impair any Option previously granted under this Plan without the consent of the holder of such Option."

                              PRELIMINARY COPIES

                                                       APPENDIX - PROXY

                                 CHATCOM, INC.
                9600 Topanga Canyon Boulevard, Chatsworth, CA 91311
                                 (818) 709-1778

          Proxy for Annual Meeting of Shareholders, November 21, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Richard F. Gordon, Jr. and James B. Mariner, or either of them, with full power of substitution, are hereby authorized to represent and vote all the shares of Common Stock of the undersigned at the Annual Meeting of the Shareholders of ChatCom, Inc. (the "Company"), to be held at the Wyndham at Los Angeles Airport, 6225 West Century Boulevard, Los Angeles, California 90045, November 21, 1996, at 10:30 A.M. local time (Pacific Standard Time), or any adjournment thereof, with all power which the undersigned would possess if personally present, in the following manner:

1. Approval of an amendment to the Company's Bylaws regarding the authorized number of Directors of the Company.

     ___ FOR      ___ AGAINST      ___ ABSTAIN

2.  Election of Directors proposed by the Board of Directors as listed below:

___ FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW)

___ WITHHOLD AUTHORITY (TO VOTE FOR ALL NOMINEES LISTED BELOW)

Richard F. Gordon, Jr., A. Charles Lubash, George L. Lazik, Ph.D., Gerald R. Sayer, Ph.D., James D. Edwards, Sanford C. Sigoloff, Philip B. Smith, James B. Mariner

INSTRUCTION:  JAMES B. MARINER WILL BE REMOVED AS A NOMINEE IF THE PROPOSAL
TO AMEND THE COMPANY'S BYLAWS (PROPOSAL 1 ABOVE) IS NOT APPROVED. TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST ABOVE.

3.  Approval of certain amendments to the Company's 1994 Stock Option Plan.

    ___ FOR      ___ AGAINST      ___ ABSTAIN

4. Ratification of the appointment of Deloitte & Touche, L.L.P. as auditors for the audit of financial statements for the year ending March 31, 1997.

    ___ FOR      ___ AGAINST      ___ ABSTAIN

5. In their discretion, the Proxyholders are authorized to vote upon such other business (none at the time of solicitation of this proxy) as may properly come before the meeting, or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.

     THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE PROPOSALS AND THE PROXYHOLDERS MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF:


The undersigned acknowledges receipt of Notice of said Meeting, the accompanying Proxy Statement and the 1996 Annual Report to Shareholders, and hereby revokes all proxies heretofore given by the undersigned for said Meeting.

THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.


Date_____________, 1996

                                       Number of Shares



                                       Signature of Shareholder



                                       Signature of Shareholder, if held jointly


PLEASE DATE THIS PROXY AND SIGN YOUR NAME OR NAMES EXACTLY AS SHOWN, HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE SIGN YOUR FULL TITLE AS SUCH, IF MORE THAN ONE TRUSTEE, OR JOINT OWNERS, ALL MUST SIGN. PLEASE RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.